CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mark D. Kucher, Chief Executive Officer, and David Atkinson, Chief Financial Officer and VP Finance of Battle Mountain Gold Exploration Corp., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Battle Mountain Gold Exploration Corp. for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Battle Mountain Gold Exploration Corp.

Dated: April 13, 2007

/s/ Mark D. Kucher

Mark D. Kucher, Chief Executive Officer

(Principal Executive Officer)

/s/ David Atkinson

David Atkinson

Chief Financial Officer and VP Finance

(Principal Financial Officer and

Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Battle Mountain Gold Exploration Corp. and will be retained by Battle Mountain Gold Exploration Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

CW1151037.1